Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association                            94-1347393
(Jurisdiction of incorporation or                                (I.R.S. Employer
organization if not a U.S. national                            Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota                                57104
(Address of principal executive offices)                            (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

Molycorp, Inc.
(Exact name of obligor as specified in its charter)

Delaware    27-2301797
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                                Identification No.)

5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado     80111
(Address of principal executive offices)    (Zip code)

_____________________________
10% Senior Secured Notes due 2020
(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Molycorp Metals & Alloys, Inc.	Illinois	36-4289242	5619 Denver Tech Center Parkway Suite 1000 Greenwood Village, CO 80111
Molycorp Minerals, LLC	Delaware	26-2814170	5619 Denver Tech Center Parkway Suite 1000 Greenwood Village, CO 80111
PP IV Mountain Pass Inc.	Delaware	26-3021205	5619 Denver Tech Center Parkway Suite 1000 Greenwood Village, CO 80111
PP IV Mountain Pass II, Inc.	Delaware	27-2275361	5619 Denver Tech Center Parkway Suite 1000 Greenwood Village, CO 80111
RCF IV Speedwagon Inc.	Delaware	26-2810845	5619 Denver Tech Center Parkway Suite 1000 Greenwood Village, CO 80111

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services, LLC, file number 333-130784-06.
**    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit T3G to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation, file number 022-28721.
*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc., file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 19th day of November 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 6

November 19, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke                                                    Vice President

EXHIBIT 7
Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		16,931
Interest-bearing balances		74,188
Securities:
Held-to-maturity securities		—
Available-for-sale securities		204,296
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		30
Securities purchased under agreements to resell		24,666
Loans and lease financing receivables:
Loans and leases held for sale		31,929
Loans and leases, net of unearned income	728,980
LESS: Allowance for loan and lease losses	14,500
Loans and leases, net of unearned income and allowance		714,480
Trading Assets		40,930
Premises and fixed assets (including capitalized leases)		7,618
Other real estate owned		4,074
Investments in unconsolidated subsidiaries and associated companies		581
Direct and indirect investments in real estate ventures		86
Intangible assets
Goodwill		21,545
Other intangible assets		19,703
Other assets		57,739

Total assets		$1,218,796

LIABILITIES
Deposits:
In domestic offices		$876,434
Noninterest-bearing	234,742
Interest-bearing	641,692
In foreign offices, Edge and Agreement subsidiaries, and IBFs		76,676
Noninterest-bearing	2,323
Interest-bearing	74,353
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,985
Securities sold under agreements to repurchase		11,823

Dollar Amounts In Millions
Trading liabilities	23,232
Other borrowed money	39,783
(includes mortgage indebtedness and obligations under capitalized leases)
Subordinated notes and debentures	16,786
Other liabilities	35,449

Total liabilities	$1,089,168

EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,518
Retained earnings	20,950
Accumulated other comprehensive income	7,541
Other equity capital components	—

Total bank equity capital	128,528
Noncontrolling (minority) interests in consolidated subsidiaries	1,100

Total equity capital	129,628

Total liabilities, and equity capital	$1,218,796

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                Directors
David Hoyt
Carrie Tolstedt